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                                 EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 6, 1995 appearing on page F-1 of the National Education Corporation Annual Report on Form 10-K for the year ended December 31, 1994.





Price Waterhouse LLP
Costa Mesa, California
September 5, 1995